FOR IMMEDIATE RELEASE

          EUROSOFT CORPORATION'S ANNOUNCES IT WILL BE UNABLE TO TIMELY
                        FILE ITS FORM 10-KSB WITH THE SEC

         LAKE WORTH, FLORIDA. APRIL 17, 2001 -- EUROSOFT CORPORATION (NQB PINK
SHEETS: ERST) will be unable to timely file its Form 10-KSB with the Securities and Exchange Commission due to severe liquidity issues. The Company's diverse US and European holdings require a substantial audit team to complete the financial statements in compliance with the rules and regulations of the US Securities and Exchange Commission. With limited capital available to the Company after an inability over the past 3 years to generate positive cash-flow in the IT services industry, the Company currently finds itself unable to keep up with filing requirements in its ongoing attempt to become fully reporting with the SEC and thus achieve relisting on the NASD Over-the-Counter Electronic Bulletin Board Exchange.

             The Company also must announce that it has been notified that two of its three remaining directors, Mr. Nigel Kaufman and Mr. Joerg Zimmermann, are both leaving the Company in order to pursue other opportunities. The Company does not believe any of its ongoing business will prove viable in the near future. The sole remaining board member will be meeting with attorneys and advisors in order to determine the future action of the Company.

         Statements contained in this press release that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from estimated results. Management cautions that all statements as to future results of operations are necessarily subject to risks, uncertainties, and events that may be beyond the control of EuroSoft Corporation and no assurance can be given that such results will be achieved. Potential risks and uncertainties include, but are not limited to, the ability to procure, properly price, retain, and successfully complete projects, the availability of technical personnel, changes in technology, and competition. For purposes of disclosure, the Company has received assistance in the drafting of this news release by the Company's shareholder relations agent, who receives three-thousand dollars on a month-to-month basis for providing such shareholder relations services.